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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                           _______________________

                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



             December 16, 1994                December 16, 1994
             ____________________________________________________
                                               (Date of earliest
                                                event reported)



                      PUGET SOUND POWER & LIGHT COMPANY
             (Exact name of registrant as specified in its charter)


             Washington            1-4393            91-0374630
             (State or other       (Commission       (I.R.S. Employer
             jurisdiction of       File Number)      Identification
             incorporation)                          Number)



             411 108th Avenue N.E., Bellevue, Washington 98004-5515
              (Address of principal executive offices, zip code)


             Registrant's telephone number, including area code:
                                206/454-6363



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ITEM 5   OTHER EVENTS

On December 16, 1994, the Washington Utilities and Transportation Commission ("Commission") affirmed its order of September 27, 1994, when it ruled that a portion of the Company's costs associated with two purchase power contracts are not recoverable in customer rates. The Commission denied the Company's petition for reconsideration which the Company had filed on October 7, 1994.

In its September 27, 1994 order, the Commission held that 1.2% of the contract payments on the Tenaska contract and 3% of the contract payments on the March Point Phase II contract should not be recovered in rates. No disallowance was ordered in respect to seven other purchased power contracts under review. This results in a refund of approximately $1,000,000 of rate revenues collected during the October 1, 1993 through September 30, 1994, period and a denial of approximately $1.6 million of rate revenues over the October 1, 1994 through September 30, 1995 period. The Commission calculated that this decision would amount to a cumulative disallowance of approximately $17 million on a present value basis over the life of the two contracts.

In light of the ruling, the Company is reviewing its options, including possible appeal to the courts.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PUGET SOUND POWER & LIGHT COMPANY

Date:  December 16, 1994                 By        William S. Weaver
                                              ----------------------------
                                                   William S. Weaver
                                                Executive Vice President
                                              and Chief Financial Officer

                                         (Principal financial officer and
                                         officer duly authorized to sign this
                                         report on behalf of the registrant)